Exhibit 99.1

OfficeMax 263 Shuman Blvd. Naperville, IL 60563

News Release

Media Contact	Investor Contacts
Bill Bonner	Mike Steele	Tony Giuliano
630 864 6066	630 864 6826	630 864 6820

OFFICEMAX REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS

NAPERVILLE, Ill., October 28, 2010 – OfficeMax® Incorporated (NYSE: OMX) today announced the results for its fiscal third quarter ended September 25, 2010. Total sales were $1,813.4 million in the third quarter of 2010, a decrease of 1.0% from the third quarter of 2009. For the third quarter of 2010, OfficeMax reported net income available to OfficeMax common shareholders of $20.0 million, or $0.23 per diluted share.

Sam Duncan, Chairman and CEO of OfficeMax, said, “I am very pleased with our third quarter results. During the quarter, we drove strong margin increases over the prior year period, reflecting improved customer acquisition and retention costs as we maintained our disciplined approach to serving both new and existing business customers. Additionally, we successfully managed through the very important back-to-school season, rolling out a staggered advertising campaign which proved effective, despite a challenging environment. Overall, the improvements we achieved in the third quarter reflect our continued focus on key initiatives and the successful execution of our five-year plan.”

Consolidated Results

(in millions, except per-share amounts)	3Q10	3Q09
Sales	$1,813.4	$1,831.9
Sales decline (from prior year period)	-1.0%	-12.6%
Operating income	$40.9	$25.2
Adjusted operating income*	$40.9	$26.7
Adjusted operating income margin*	2.3%	1.5%
Adjusted diluted income per common share*	$0.23	$0.08

*	There are no adjustments for 3Q10

Adjusted income and adjusted diluted income per share are non-GAAP financial measures that exclude the effect of certain charges described below and in the footnotes to the accompanying financial statements. A reconciliation to the company’s GAAP financial results is included in this press release.

Adjusted operating income in the third quarter of 2010 was $40.9 million, or 2.3% of sales, compared to $26.7 million, or 1.5% of sales in the third quarter of 2009. Adjusted operating income for both the third quarters of 2010 and 2009 include approximately equivalent amounts of favorable tax settlements. Adjusted net income available to OfficeMax common shareholders in the third quarter of 2010 was $20.0 million, or $0.23 per diluted share, compared to $6.6 million, or $0.08 per diluted share, in the third quarter of 2009.

Contract Segment Results

(in millions)	3Q10	3Q09
Sales	$877.3	$899.6
Sales decline (from prior year period)	-2.5%	-14.3%
Gross profit margin	22.8%	20.0%
Segment income margin	2.2%	1.1%

OfficeMax Contract segment sales decreased 2.5% compared to the prior year period to $877.3 million in the third quarter of 2010 (a decrease of 4.3% in local currency). This decline reflected a U.S. Contract operations sales decrease of 2.9% and an International Contract operations sales decrease of 1.4% in U.S. dollars (a sales decrease of 7.4% in local currencies).

Contract segment gross profit margin increased to 22.8% in the third quarter of 2010 from 20.0% in the third quarter of 2009, reflecting improved gross profit margin at both the U.S. and International businesses primarily due to OfficeMax’s profitability initiatives and lower customer acquisition and retention costs. Contract segment operating, selling & administrative expense as a percentage of sales increased to 20.6% in the third quarter of 2010 from 18.9% in the third quarter of 2009. The increase was a result of higher incentive compensation expense and costs associated with growth and profitability initiatives, partially offset by favorable sales/use tax settlements. Contract segment income was $19.5 million, or 2.2% of sales, in the third quarter of 2010 compared to $10.1 million, or 1.1% of sales, in the third quarter of 2009.

Retail Segment Results

(in millions)	3Q10	3Q09
Sales	$936.1	$932.3
Same-store sales increase (from prior year period)	0.4%	-11.5%
Gross profit margin	28.9%	27.4%
Segment income margin	3.5%	3.0%

OfficeMax Retail segment sales increased 0.4% to $936.1 million in the third quarter of 2010 compared to the third quarter of 2009, reflecting a same-store sales increase of 0.4%. A slight decline in same-store sales in the U.S. was more than offset by stronger sales in Mexico compared to weak sales in the third quarter of 2009 during the influenza epidemic.

Retail segment gross profit margin increased to 28.9% in the third quarter of 2010 from 27.4% in the third quarter of 2009, primarily due to OfficeMax’s profitability initiatives, reduced freight and occupancy costs, and reduced inventory shrinkage expense. Retail segment operating, selling & administrative expense as a percentage of sales increased to 25.4% in the third quarter of 2010 compared to 24.4% in the third quarter of 2009 primarily due to higher incentive compensation expense, costs related to growth initiatives. Additionally, favorable property tax settlements in the third quarter of 2009 were partially offset by favorable sales/use tax settlements in the third quarter of 2010. Retail segment income was $32.4 million, or 3.5% of sales, in the third quarter of 2010 compared to $28.4 million, or 3.0% of sales, in the third quarter of 2009.

OfficeMax ended the third quarter of 2010 with a total of 998 retail stores, consisting of 920 retail stores in the U.S. and 78 retail stores in Mexico. During the third quarter of 2010, OfficeMax closed three retail stores in the U.S.

Corporate and Other Segment Results

The OfficeMax Corporate and Other segment includes support staff services and certain other expenses that are not fully allocated to the Retail and Contract segments. Corporate and Other segment operating, selling & administrative expense was $11.0 million in the third quarter of 2010 compared to $11.8 million in the third quarter of 2009.

Balance Sheet and Cash Flow

As of September 25, 2010, OfficeMax had total debt of $294.0 million, excluding $1,470 million of non-recourse debt which relates to timber securitization notes that have recourse limited to the timber installment notes receivable and related guarantees. At the end of the third quarter 2010, OfficeMax had $570.0 million in available borrowing capacity under its revolving credit facilities.

During the first nine months of 2010, OfficeMax generated $156.0 million of cash provided by operations. OfficeMax invested $21.6 million for capital expenditures in the third quarter of 2010 compared to $5.4 million in the third quarter of 2009.

Outlook

Mr. Duncan added, “Looking forward through the balance of 2010, we expect the macroeconomic environment to remain muted. Consequently, in the fourth quarter, we will continue to take a disciplined approach to generating sales and investing in the business. As we complete the first year of our five-year plan, we will work with our incoming CEO, Ravi Saligram, to ensure a seamless transition.”

Bruce Besanko, EVP, Chief Financial Officer and Chief Administrative Officer of OfficeMax, said, “We are very pleased with our performance through the first nine months of 2010. To date in the fourth quarter, the company’s domestic sales are lower than the comparable prior year period. As a result of our disciplined cash flow management and strong financial foundation, we are confident that we are in an excellent position to achieve our 2010 objectives.”

Based on these assumptions, OfficeMax anticipates that for the fourth quarter, total company sales will be slightly lower than the prior year’s fourth quarter, including the favorable impact of foreign currency translation, and the adjusted operating income margin rate will be significantly higher than the prior year’s fourth quarter, primarily due to an unusually large amount of incentive compensation expense recorded in the fourth quarter of 2009. For the full year 2010, OfficeMax anticipates that total company sales will be slightly lower than 2009, including the favorable impact of foreign currency translation, and the year-over-year adjusted operating income margin rate improvement will be in line with, to slightly greater than, the 120-basis point year-over-year margin improvement in the first nine months of 2010.

The company’s outlook also includes the following assumptions for the full year 2010:

•	Pension expense of approximately $7 million and cash contributions to the frozen pension plans of approximately $4 million

•	Capital expenditures of approximately $80-90 million, primarily related to technology and infrastructure investments and upgrades

•	Depreciation & amortization of approximately $100-105 million

•	Interest expense of approximately $73-75 million and interest income of approximately $41-43 million

•	Effective tax rate approximately in line with the effective tax rate in the first nine months of 2010

•	Cash flow from operations exceeding capital expenditures

•	Liquidity position remaining strong

•	Net reduction in retail store count for the year with two planned openings in Mexico and approximately 15 store closings in the U.S.

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Management believes that these forward-looking statements are reasonable. However, the company cannot guarantee that the macroeconomy will perform within the assumptions underlying its projected outlook; that its initiatives will be successfully executed and produce the results underlying its expectations, due to the uncertainties inherent in new initiatives, including customer acceptance, unexpected expenses or challenges, or slower-than-expected results from initiatives; or that its actual results will be consistent with the forward-looking statements and you should not place undue reliance on them. These statements are based on current expectations and speak only as of the date they are made. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding the company that may cause results to differ from expectations are included in the company’s Annual Report on Form 10-K for the year ended December 26, 2009, under Item 1A “Risk Factors”, and in the company’s other filings with the SEC.

Conference Call Information

OfficeMax will host a webcast and conference call with analysts and investors to review its third quarter 2010 financial results today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live audio webcast of the conference call can be accessed via the Internet by visiting the OfficeMax website at http://investor.officemax.com. The webcast and a podcast will be archived and available online for one year following the call and will be posted on the “Presentations” page located within the “Investors” section of the OfficeMax website.

About OfficeMax

OfficeMax Incorporated (NYSE: OMX) is a leader in both business-to-business office products solutions and retail office products. The OfficeMax mission is simple. We help our customers do their best work. The company provides office supplies and paper, in-store print and document services through OfficeMax ImPress®, technology products and solutions, and furniture to businesses and individual consumers. OfficeMax customers are served by over 30,000 associates through direct sales, catalogs, e-commerce and approximately 1,000 stores. To find the nearest OfficeMax, call 1-877-OFFICEMAX. For more information, visit www.officemax.com.

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OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

(thousands)

	September 25, 2010	December 26, 2009

ASSETS
Current assets:
Cash and cash equivalents	$587,936	$486,570
Receivables, net	540,842	539,350
Inventories	764,047	805,646
Deferred income taxes and receivables	106,299	133,836
Other current assets	55,459	55,934

Total current assets	2,054,583	2,021,336

Property and equipment:
Property and equipment	1,330,276	1,316,855
Accumulated depreciation	(934,586)	(894,707)

Property and equipment, net	395,690	422,148

Intangible assets, net	82,942	83,806
Timber notes receivable	899,250	899,250
Deferred income taxes	299,374	300,900
Other non-current assets	347,469	342,091

Total assets	$4,079,308	$4,069,531

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$22,638	$22,430
Accounts payable	639,479	687,340
Income taxes payable	6,094	3,389
Accrued liabilities and other	387,926	378,533

Total current liabilities	1,056,137	1,091,692

Long-term debt, less current portion	271,337	274,622
Non-recourse debt	1,470,000	1,470,000

Other long-term obligations:
Compensation and benefits	267,074	277,247
Other long-term liabilities	404,233	424,715

Total other long-term liabilities	671,307	701,962

Noncontrolling interest in joint venture	38,075	28,059

Shareholders’ equity:
Preferred stock	32,615	36,479
Common stock	212,565	211,562
Additional paid-in capital	992,024	989,912
Accumulated deficit	(546,286)	(602,242)
Accumulated other comprehensive loss	(118,466)	(132,515)

Total shareholders’ equity	572,452	503,196

Total liabilities and equity	$4,079,308	$4,069,531

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Quarter Ended
	September 25, 2010	September 26, 2009

Sales	$1,813,366	$1,831,947
Cost of goods sold and occupancy costs	1,342,944	1,397,215

Gross profit	470,422	434,732

Operating expenses:
Operating and selling expenses	341,748	339,043
General and administrative expenses	87,750	69,019
Other operating expenses (a)	—	1,473

Total operating expenses	429,498	409,535

Operating income	40,924	25,197

Other income (expense):
Interest expense	(18,444)	(19,289)
Interest income	10,646	10,873
Other expense, net	(23)	(3)

	(7,821)	(8,419)

Income before income taxes	33,103	16,778
Income tax expense	(11,678)	(9,942)

Net income attributable to OfficeMax and noncontrolling interest	21,425	6,836
Joint venture results attributable to noncontrolling interest	(886)	(558)

Net income attributable to OfficeMax	20,539	6,278

Preferred dividends	(573)	(622)

Net income available to OfficeMax common shareholders	$19,966	$5,656

Basic income per common share:	$0.23	$0.07

Diluted income per common share:	$0.23	$0.07

Weighted Average Shares
Basic	85,014	76,285
Diluted	86,543	77,152

(a)	The third quarter of 2009 includes a $1.5 million charge in our Contract segment related to the reorganization of our customer service centers. This charge reduced net income by $0.9 million, or $0.01 per diluted share.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Nine Months Ended
	September 25, 2010	September 26, 2009

Sales	$5,383,794	$5,401,549
Cost of goods sold and occupancy costs	3,980,171	4,106,346

Gross profit	1,403,623	1,295,203

Operating expenses:
Operating and selling expenses	1,026,667	1,021,343
General and administrative expenses	247,219	208,917
Other operating expenses (a)	11,348	39,710

Total operating expenses	1,285,234	1,269,970

Operating income	118,389	25,233

Other income (expense):
Interest expense	(55,132)	(57,956)
Interest income (b)	31,850	36,449
Other income (expense), net (c)	(57)	2,837

	(23,339)	(18,670)

Income before income taxes	95,050	6,563
Income tax expense	(34,374)	(4,425)

Net income attributable to OfficeMax and noncontrolling interest	60,676	2,138
Joint venture results attributable to noncontrolling interest	(2,249)	1,111

Net income attributable to OfficeMax	58,427	3,249

Preferred dividends	(1,921)	(2,159)

Net income available to OfficeMax common shareholders	$56,506	$1,090

Basic income per common share:	$0.67	$0.01

Diluted income per common share:	$0.65	$0.01

Weighted Average Shares
Basic	84,865	76,233
Diluted	86,442	76,846

(a)	The first nine months of 2010 and 2009 include charges recorded in our Retail segment of $14.4 million and $31.2 million, respectively, related to store closures in the U.S. and Mexico (2009 only). The cumulative effect of these items reduced net income by $8.9 million and $18.8 million, or $0.10 and $0.25 per diluted share for 2010 and 2009, respectively. The first nine months of 2010 and 2009 also include severance charges recorded in our Contract segment consisting of $0.8 million in 2010 and $8.4 million in 2009. The effect of these items reduced net income by $0.5 million and $5.3 million, or $0.01 and $0.07 per diluted share for the first nine months of 2010 and 2009, respectively. Finally, the first nine months of 2010 also include income of $3.9 million related to the adjustment of a reserve associated with our legacy building materials manufacturing facility near Elma, Washington due to an agreement with the lessor to terminate the lease. This item increased net income by $2.4 million, or $0.03 per diluted share for the first nine months of 2010.
(b)	The first nine months of 2009 include $4.4 million of interest income related to a tax escrow balance established in a prior period in connection with our legacy Voyager Panel business sold in 2004. This item increased net income by $2.7 million, or $0.04 per diluted share.
(c)	Other income (expense), net for the first nine months of 2009 includes $2.6 million of income for tax distributions related to our investment in Boise Cascade Holdings, L.L.C. This item increased net income $1.6 million, or $0.02 per diluted share.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(thousands)

	Nine Months Ended
	September 25,	September 26,
	2010	2009

Cash provided by operations:
Net income attributable to OfficeMax and noncontrolling interest	$60,676	$2,138
Items in net income not using cash:
Depreciation and amortization	76,586	88,693
Other	7,044	10,002
Changes in operating assets and liabilities:
Receivables and inventory	52,229	255,219
Accounts payable and accrued liabilities	(50,850)	(94,038)
Income taxes and other	10,293	107,122

Cash provided by operations	155,978	369,136

Cash provided by (used for) investment:
Expenditures for property and equipment	(50,153)	(23,946)
Other	1,607	40,816

Cash provided by (used for) investment	(48,546)	16,870

Cash used for financing:
Cash dividends paid	(2,575)	(3,052)
Changes in debt, net	(3,341)	(21,810)
Other	(1,756)	1,453

Cash used for financing	(7,672)	(23,409)

Effect of exchange rates on cash and cash equivalents	1,606	13,570
Increase in cash and cash equivalents	101,366	376,167
Cash and cash equivalents at beginning of period	486,570	170,779

Cash and cash equivalents at end of period	$587,936	$546,946

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	September 25, 2010			September 26, 2009
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Sales	$1,813.4	$—	$1,813.4	$1,831.9	$—	$1,831.9
Cost of goods sold and occupancy costs	1,343.0	—	1,343.0	1,397.2	—	1,397.2

Gross profit	470.4	—	470.4	434.7	—	434.7

Operating expenses:
Operating and selling expenses	341.7	—	341.7	339.0	—	339.0
General and administrative expenses	87.8	—	87.8	69.0	—	69.0
Other operating expenses (a)	—	—	—	1.5	(1.5)	—

Total operating expenses	429.5	—	429.5	409.5	(1.5)	408.0

Operating income	40.9	—	40.9	25.2	1.5	26.7

Other income (expense):
Interest expense	(18.4)	—	(18.4)	(19.3)	—	(19.3)
Interest income	10.6	—	10.6	10.9	—	10.9
	(7.8)	—	(7.8)	(8.4)	—	(8.4)

Income before income taxes	33.1	—	33.1	16.8	1.5	18.3
Income tax expense	(11.7)		(11.7)	(9.9)	(0.6)	(10.5)

Net income attributable to OfficeMax and noncontrolling interest	21.4	—	21.4	6.9	0.9	7.8
Joint venture results attributable to noncontrolling interest	(0.9)	—	(0.9)	(0.6)	—	(0.6)

Net income attributable to OfficeMax	20.5	—	20.5	6.3	0.9	7.2

Preferred dividends	(0.5)	—	(0.5)	(0.6)	—	(0.6)

Net income available to OfficeMax common shareholders	$20.0	$—	$20.0	$5.7	$0.9	$6.6

Basic income per common share:	$0.23	$—	$0.23	$0.07	$0.01	$0.08

Diluted income per common share:	$0.23	$—	$0.23	$0.07	$0.01	$0.08

Weighted Average Shares
Basic	85,014		85,014	76,285		76,285
Diluted	86,543		86,543	77,152		77,152

(a)	The third quarter of 2009 includes a $1.5 million charge in our Contract segment related to the reorganization of our customer service centers. This charge reduced net income by $0.9 million, or $0.01 per diluted share.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION

(unaudited)

(millions, except per-share amounts)

	Nine Months Ended
	September 25, 2010			September 26, 2009
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted

Sales	$5,383.8	$—	$5,383.8	$5,401.5	$—	$5,401.5
Cost of goods sold and occupancy costs	3,980.2	—	3,980.2	$4,106.3	—	4,106.3

Gross profit	1,403.6	—	1,403.6	1,295.2	—	1,295.2

Operating expenses:
Operating and selling expenses	1,026.7	—	1,026.7	1,021.4	—	1,021.4
General and administrative expenses	247.2	—	247.2	208.9	—	208.9
Other operating expenses (a)	11.3	(11.3)	—	39.7	(39.7)	—

Total operating expenses	1,285.2	(11.3)	1,273.9	1,270.0	(39.7)	1,230.3

Operating income	118.4	11.3	129.7	25.2	39.7	64.9

Other income (expense):
Interest expense	(55.1)	—	(55.1)	(57.9)	—	(57.9)
Interest income (b)	31.9		31.9	36.5	(4.4)	32.1
Other income (expense), net (c)	(0.1)	—	(0.1)	2.8	(2.6)	0.2

	(23.3)	—	(23.3)	(18.6)	(7.0)	(25.6)

Income before income taxes	95.1	11.3	106.4	6.6	32.7	39.3
Income tax expense	(34.4)	(4.3)	(38.7)	(4.4)	(12.4)	(16.8)

Net income attributable to OfficeMax and noncontrolling interest	60.7	7.0	67.7	2.2	20.3	22.5
Joint venture results attributable to noncontrolling interest	(2.3)	—	(2.3)	1.1	(0.5)	0.6

Net income attributable to OfficeMax	58.4	7.0	65.4	3.3	19.8	23.1

Preferred dividends	(1.9)	—	(1.9)	(2.2)	—	(2.2)

Net income available to OfficeMax common shareholders	$56.5	$7.0	$63.5	$1.1	$19.8	$20.9

Basic income per common share	$0.67	$0.08	$0.75	$0.01	$0.26	$0.27

Diluted income per common share	$0.65	$0.08	$0.73	$0.01	$0.26	$0.27

Weighted Average Shares
Basic	84,865		84,865	76,233		76,233
Diluted	86,442		86,442	76,846		76,846

(a)	The first nine months of 2010 and 2009 include charges recorded in our Retail segment of $14.4 million and $31.2 million, respectively, related to store closures in the U.S. and Mexico (2009 only). The cumulative effect of these items reduced net income by $8.9 million and $18.8 million, or $0.10 and $0.25 per diluted share for 2010 and 2009, respectively. The first nine months of 2010 and 2009 also include severance charges recorded in our Contract segment consisting of $0.8 million in 2010 and $8.4 million in 2009. The effect of these items reduced net income by $0.5 million and $5.3 million, or $0.01 and $0.07 per diluted share for the first nine months of 2010 and 2009, respectively. Finally, the first nine months of 2010 also include income of $3.9 million related to the adjustment of a reserve associated with our legacy building materials manufacturing facility near Elma, Washington due to an agreement with the lessor to terminate the lease. This item increased net income by $2.4 million, or $0.03 per diluted share for the first nine months of 2010.
(b)	The first nine months of 2009 include $4.4 million of interest income related to a tax escrow balance established in a prior period in connection with our legacy Voyager Panel business sold in 2004. This item increased net income by $2.7 million, or $0.04 per diluted share.
(c)	Other income (expense), net for the first nine months of 2009 includes $2.6 million of income for tax distributions related to our investment in Boise Cascade Holdings, L.L.C. This item increased net income $1.6 million, or $0.02 per diluted share.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONTRACT SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	September 25, 2010		September 26, 2009

Sales	$877.3		$899.6

Gross profit	199.9	22.8%	179.7	20.0%
Operating, selling and general and administrative expenses	180.4	20.6%	169.6	18.9%

Segment income	$19.5	2.2%	$10.1	1.1%

Other operating expenses	—	0.0%	1.5	0.1%

Operating income	$19.5	2.2%	$8.6	1.0%

	Nine Months Ended
	September 25, 2010		September 26, 2009

Sales	$2,720.8		$2,708.8

Gross profit	618.3	22.7%	555.8	20.5%
Operating, selling and general and administrative expenses	545.7	20.0%	511.8	18.9%

Segment income	$72.6	2.7%	$44.0	1.6%

Other operating expenses	0.8	0.1%	8.4	0.3%

Operating income	$71.8	2.6%	$35.6	1.3%

Note: Management evaluates the segments’ performances based on operating income after eliminating the effect of certain operating matters such as severances, facility closures, and asset impairments, that are not indicative of our core operations (“segment income”.)

OFFICEMAX INCORPORATED AND SUBSIDIARIES

RETAIL SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	September 25, 2010		September 26, 2009

Sales	$936.1		$932.3

Gross profit	270.5	28.9%	255.1	27.4%
Operating, selling and general and administrative expenses	238.1	25.4%	226.7	24.4%

Segment income	$32.4	3.5%	$28.4	3.0%

Other operating expenses	—	0.0%	—	0.0%

Operating income	$32.4	3.5%	$28.4	3.0%

	Nine Months Ended
	September 25, 2010		September 26, 2009

Sales	$2,663.0		$2,692.7

Gross profit	785.3	29.5%	739.4	27.5%
Operating, selling and general and administrative expenses	700.2	26.3%	687.7	25.6%

Segment income	$85.1	3.2%	$51.7	1.9%

Other operating expenses	14.4	0.5%	31.2	1.1%

Operating income	$70.7	2.7%	$20.5	0.8%

Note: Management evaluates the segments’ performances based on operating income after eliminating the effect of certain operating matters such as severances, facility closures, and asset impairments, that are not indicative of our core operations (“segment income”.)

Reconciliation of non-GAAP Measures to GAAP Measures

In addition to assessing our operating performance as reported under U.S. generally accepted accounting principles (GAAP), we evaluate our results of operations before non-operating legacy items and operating items that are not indicative of our core operating activities such as severance, facility closure (including adjustments to legacy reserves), and asset impairments. We believe our presentation of financial measures before, or excluding, these items, which are non-GAAP measures, enhances our investors’ overall understanding of our recurring operational performance and provides useful information to both investors and management to evaluate the ongoing operations and prospects of OfficeMax by providing better comparisons. Whenever we use non-GAAP financial measures, we designate these measures as “adjusted” and provide a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. In the preceding tables, we reconcile our non-GAAP financial measures to our reported GAAP financial results for the third quarter and first nine months of 2010 and 2009.

Although we believe the non-GAAP financial measures enhance an investor’s understanding of our performance, our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures we use may not be consistent with the presentation of similar companies in our industry. However, we present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what we believe to be our ongoing business operations.